                                  EXHIBIT 99.I

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER--Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payer.

-------------------------------------------------
                                 GIVE THE
   FOR THIS TYPE OF           SOCIAL SECURITY
         ACCOUNT:               NUMBER OF--
-------------------------------------------------
 1. An individual's       The individual
    account

 2. Two or more           The actual owner of the
    individuals(joint     account or, if combined
    account)              funds, the first
                          individual on the
                          account(1)

 3. Husband and           The actual owner of the
    wife(joint account)   account or, if joint
                          funds, the first
                          individual on the
                          account(1)

 4. Custodian account     The minor(2)
    of a minor (Uniform
    Gift to Minors Act)

 5. Adult and             The adult or, if the
    minor(joint           minor is the only
    account)              contributor, the
                          minor(1)

 6. Account in the name   The ward, minor or
    of guardian or        incompetent person(3)
    committee for a
    designated ward,
    minor or
    incompetent person

 7. a. The usual          The grantor-trustee(1)
       revocable
       savings trust
       account (grantor
       is also trustee)

    b. So-called trust    The actual owner(2)
       account that is
       not a legal or
       valid trust
       under State law

-------------------------------------------------
                             GIVE THE EMPLOYER
   FOR THIS TYPE OF           IDENTIFICATION
         ACCOUNT:               NUMBER OF--
-------------------------------------------------
-------------------------------------------------
 8. Sole proprietorship   The owner(4)
    account

 9. A valid trust,        Legal entity (Do not
    estate or pension     furnish the identifying
    trust                 number of the personal
                          representative or
                          trustee unless the
                          legal entity itself is
                          not designated in the
                          account title.)(5)

10. Corporate account     The corporation

11. Association, club,    The organization
    religious,
    charitable,
    educational or
    other tax-exempt
    organization
    account

12. Partnership account   The partnership

13. A broker or           The broker or nominee
    registered nominee

14. Account with the      The public entity
    Department of
    Agriculture in the
    name of a public
    entity (such as a
    State or local
    government, school
    district, or
    prison) that
    receives
    agricultural
    program payments
-------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employer identification number.

(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

HOW TO OBTAIN A TIN

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments by the Payer include the following:

- A corporation.

- A financial institution.

- An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under section 403(b)(7).

- The United States or any agency or instrumentality thereof.

- A State, the District of Columbia, a possession of the United States or any subdivision or instrumentality thereof.

- A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

- An international organization or any agency or instrumentality thereof.

- A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

- A real estate investment trust.

- A common trust fund operated by a bank under section 584(a).

- An exempt charitable reminder trust, or a non-exempt trust described in section 4947(a)(1).

- An entity registered at all times under the Investment Company Act of 1940.

- A foreign central bank of issue.

     Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

- Payments to nonresident aliens subject to withholding under section 1441.

- Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

- Payments of patronage dividends where the amount received is not paid in money.

- Payments made by certain foreign organizations.

- Payments made to a nominee.

     Payments of interest not generally subject to backup withholding include the following:

- Payments of interest on obligations issued by individuals.
  NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade of business and you have not provided your correct taxpayer identification number to the payer.

- Payments of tax-exempt interest (including exempt-interest dividends under section 852).

- Payments described in section 6049(b)(5) to nonresident aliens.

- Payments on tax-free covenant bonds under section 1451.

- Payments made by certain foreign organizations.

- Payments made to a nominee.

Exempt payees described above should file Substitute Form W-9 to avoid possible erroneous backup withholding. FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM IN PART II, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER.

     Certain payments, other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045 and 6050A.

PRIVACY ACT NOTICE.--Section 6019 requires most recipients of dividend, interest or other payments to give their correct taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) Penalty for Failure to Furnish Taxpayer Identification Number.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.